Morgan Grenfell SMALLCap Fund
Procedures Pursuant to Rule 10f-3

					SECURITIES PURCHASED		COMPARABLE SECURITY #1		COMPARABLE SECURITY #2
(1) Names of Underwriters	BancBoston Robertson 		Credit Suisse First Boston, 	Goldman Sachs, Alex Brown,
					Stephens, US Bancorp Piper 	BancBoston Robertson 		Robertson Stephens, Soundview,
					Jaffray, Soundview, 		Stephens, Nationsbanc 		Deutsche Morgan Grenfell,
					Deutsche Bank Secs., 		Montgomery, First Union 	AG Edwards, Morgan Stanley,
					Donaldson Lufkin & Jenrette, 	Capital Markets, Dain 		PaineWebber, Smith Barney,
					Hambrecht & Quist, Lehman 	Rauscher Wessels, First 	UBS Securities, Cowen & Co.,
					Brothers, Dain Rauscher 	Albany, Invemed Associates,	Dain Bosworth, Needham &
					Wessels, First Albany, 		Kaufman Bros., Legg Mason 	Co., Sutro, Unterberg Harris,
					Needham & Co.			Wood Walker, Needham & Co., 	Wessels Arnold Henderson
										Charles Schwab, SG Cowens
										Securities, C.E. Unterberg

(2) Names of Issuer 		Persistence Software, Inc.	Silknet Software, Inc.		BEA Systems, Inc.

(3) Title of Security		Persistence Software, Inc.	Silknet Software, Inc.		BEA Systems, Inc.
					Common Stock			Common Stock			Common Stock

(4) Date of First Offering	June 25, 1999			May 5, 1999				April 11, 1997

(5) Amount of Total Offering	3,000,000 shares			3,000,000 shares			5,000,000 shares

(6) Total Value of Offering	$33,000,000				$45,000,000				$30,000,000

(7) Unit Price			$11.00				$15.00				6.00

(8) Underwriting Discount	$0.77 (7%)				$1.05 (7%)				$0.42 (7%)

(9) Dollar Amount Purchased	$5,500				NA					NA

(10) Number of Shares
	Purchased			500					NA					NA

(11) Years of Continuous
	Operation			The company has been in
					continuous operation for at
					least three years			NA					NA

(12) % of Offering Purchased
	by Fund			0.0166				NA					NA

(13) % of Offering Purchased
	by Associated Investment
	Companies			NA					NA					NA

(14) % of Offering Purchased
	by Fund and Associated
	Funds (Limited to % of
	the Offering)		0.0166				NA					NA

(15) Name(s) of Underwriter(s)
	or Dealer(s) from whom
	Purchased			BancBoston Robertson
					Stephens, US Bancorp Piper
					Jaffray, Soundview		NA					NA